Exhibit 23.2

CBIZ CPAs P.C. 601 Route 73 North Suite 400 Marlton, NJ 08053 P: 856.830.1600

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2026 with respect to the consolidated financial statements of T Stamp, Inc. for the year ended December 31, 2025 included in the Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Marlton, New Jersey

April 14, 2026